UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 24, 2013 we offered and sold 10,608,667 Units to 15 accredited investors, at a purchase price of $0.06 per share, for aggregate proceeds of $636,520. Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.06 per share. The warrants may be exercised at any time, and have a term of three years. The Company offered and sold the Units, pursuant to the exemption for registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D.

No commission or other fee was paid to any person in connection with the offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp.
(Registrant)

Date: January 7, 2014	By:	/s/ Derek Peterson
	Name:	Derek Peterson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Subscription Agreement.